Exhibit 99.1

Shengtai Pharmaceutical, Inc Announces Appointment of New Chief Financial Officer

WEIFANG, Shandong, China, March 4 /PRNewswire-Asia-FirstCall/ — Shengtai Pharmaceutical, Inc. (OTC Bulletin Board:SGTI.ob - News) ("Shengtai" or "the Company"), a leading manufacturer and distributor of high-quality, pharmaceutical grade glucose products in China, today announced in China that it has appointed Mr. Hu Ye as its new Chief Financial Officer.

Mr. Hu Ye received his degree of Master of Arts in Economics from University of Toronto, Canada, and his Bachelor's degree of Science in Electrical Engineering from Huazhong University of Science and Technology, China. Mr. Ye has been a Certified General Accountant (CGA) in Canada since 1998 and has over 20-year experience in financing and international capital markets.

Mr. Ye was the CFO of China Shen Zhou Mining & Resources, Inc. from June 2008 to March 2009 and the CFO of Si Mei Te Food Ltd. from May 2009 to September 2009. He worked in China as the CFO of Odysys International Ltd. from December 2003 to March 2006, CFO of BOCO Enterprises Ltd. from March 2006 to March 2007 and from December 2007 to May 2008, and CFO of EMarket Holding Group Corp. from March 2007 to November 2007. From January 2002 to September 2003 Mr. Ye was a consultant at Securitization Finance, CIT Group, Inc. in Canada. From June 1999 to March 2001 Mr. Ye was an Assistant Vice-President in Finance, Corporate and Institutional Client Group of Merrill Lynch Canada. From January 1990 to June 1999, Mr. Ye worked as a financial analyst of Finance and Tax, and a Financial Control Administrator at Mackenzie Financial Corporation in Canada.

Mr. Ye has been serving as Non-Executive Board Member of Beijing Heidrick & Struggles International Management Consulting Co. Ltd. since July 2006; Non- Executive Board Member of CIC Mining Resources Ltd. since February 2009.

Shengtai Pharmaceutical Inc. welcomes Mr. Hu Ye to join the company as CFO, and believes that Mr. Ye's financial background and experience will be a real asset to help move the company forward.

About Shengtai Pharmaceutical, Inc.

Shengtai Pharmaceutical, Inc. through its wholly owned subsidiary, Shengtai Holding, Inc. (SHI), a New Jersey corporation, and the Chinese operating company of Weifang Shengtai Pharmaceutical Co., Ltd., is a leading manufacturer and supplier of pharmaceutical grade glucose used for medical purposes. It also manufactures and supplies glucose and cornstarch products to the food, beverage and industrial production industries in China. For more information about Shengtai Pharmaceutical, Inc., please visit http://www.shengtaipharmaceutical.com/ ..

Forward-looking Statements

Certain statements made in this news release, may contain forward-looking statements concerning the Company's business and products. These statements include, without limitation, statements regarding our ability to prepare the Company for growth, and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs, but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the pharmaceutical industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large-scale implementation of the Company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

For more information, please contact:

Shengtai Pharmaceutical, Inc.
Mr. Hu Ye
Chief Financial Officer
Tel:   +86-536-6295059
Email: shengtaicfo@hotmail.com

Shengtai Pharmaceutical, Inc.
Ms. Shenglian Iris Wang
Investor Relations Manager
Tel:   +86-536-6295802
Email: shengtaiadm@hotmail.com